Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
AMNIS SYSTEMS INC.
Palo Alto, California


We  consent  to  the  use  in  this Form 8-K/A filing of AMNIS SYSTEMS INC. (THE
COMPANY) of our report on OPTIVISION, INC., dated September 21, 2000 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), which is part of this Form 8-K/A filing.



/s/  HOOD  &  STRONG  LLP

San  Francisco,  California
August  14,  2002



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